Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
SECOND QUARTER RESULTS
•Net income available to RGA shareholders of $3.05 per diluted share
•Adjusted operating income* of $4.40 per diluted share
•Premium growth of 3.3% over the prior-year quarter, 4.7% on a constant currency basis1
•Premium growth of 5.3% year-to-date, 7.7% on a constant currency basis1
•ROE of 9.2%, adjusted operating ROE* of 10.9%, and adjusted operating ROE excluding notable items* of 13.0% for the trailing twelve months
•Deployed capital of $190 million into in-force and other transactions, $384 million year-to-date
•Total shareholder capital returns of $104 million: $50 million of share repurchases and $54 million of shareholder dividends
•Total shareholder capital returns of $207 million year-to-date: $100 million of share repurchases and $107 million of shareholder dividends
•Increased quarterly dividend 6.3% to $0.85 per share

1 Actual amounts reflect impact of currency fluctuations. Constant currency amounts reflect foreign denominated activity translated to U.S. dollars at a constant exchange rate.

ST. LOUIS, August 3, 2023 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported second quarter net income available to RGA shareholders of $205 million, or $3.05 per diluted share, compared with $105 million, or $1.55 per diluted share, in the prior-year quarter. Adjusted operating income* for the second quarter totaled $297 million, or $4.40 per diluted share, compared with $316 million, or $4.67 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.04 per diluted share on net income available to RGA shareholders and $0.07 per diluted share on adjusted operating income as compared with the prior year.

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	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2023	2022	2023	2022
Net premiums	$3,337	$3,230	$6,722	$6,385
Net income available to RGA shareholders	205	105	457	302
Net income available to RGA shareholders per diluted share	3.05	1.55	6.77	4.46
Adjusted operating income*	297	316	646	599
Adjusted operating income excluding notable items *	297	299	646	582
Adjusted operating income per diluted share*	4.40	4.67	9.55	8.86
Book value per share	117.87	110.27
Book value per share, excluding accumulated other comprehensive income (AOCI)*	138.99	132.42
Total assets	89,040	84,875

*	See ‘Use of Non-GAAP Financial Measures’ below
In the second quarter, consolidated net premiums totaled $3.3 billion, an increase of 3.3% over the 2022 second quarter, with an adverse net foreign currency effect of $45 million. Excluding the net foreign currency effect, consolidated net premiums increased 4.7% in the quarter.

Compared with the year-ago period, excluding spread-based businesses, second quarter investment income decreased 1.0%, reflecting lower variable investment income, partially offset by higher yields. Average investment yield decreased to 4.42% in the second quarter from 4.63% in the prior-year period due to lower variable investment income, partially offset by higher yields.

The effective tax rate on pre-tax income was 21.7% for the quarter. The effective tax rate for the quarter was 20.9% on pre-tax adjusted operating income, lower than the expected range of 23% to 24% primarily due to the geographical mix of earnings and benefits resulting from tax returns filed during the quarter.

Anna Manning, Chief Executive Officer, commented, “This was a strong quarter, with most regions and business lines performing very well, highlighting RGA’s differentiated, diversified and valuable global franchise. We continue to see strong momentum in our new business activities, both organic and in-force transactions. Favorable industry dynamics are creating many growth opportunities, and we continue to partner with our clients for shared success. Our balance sheet is strong, and we are benefiting from the higher yield environment while maintaining our risk discipline. Looking forward, we see a bright future and expect to continue to deliver attractive financial results over time, consistent with our new financial targets.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$1,750	$1,631	$3,365	$3,172
Pre-tax income	62	90	183	150
Pre-tax adjusted operating income	63	71	185	116
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Quarterly Results
•Individual Mortality results reflected favorable claims experience, the impact of which was moderated under LDTI.
•Individual Health and Group results were favorable.
•The favorable experience was partially offset by one-time items.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Asset-Intensive:
Pre-tax income (loss)	$47	$(29)	$140	$3
Pre-tax adjusted operating income	88	68	172	144
Capital Solutions:
Pre-tax income	$21	$72	$42	$97
Pre-tax adjusted operating income	21	72	42	97

Quarterly Results
•Asset-Intensive results reflected improved investment spreads.
•Capital Solutions results were in line with expectations.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$307	$314	$602	$618
Pre-tax income	35	27	64	42
Pre-tax adjusted operating income	32	34	61	49

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $16 million for the quarter.

Quarterly Results
•Results reflected slightly favorable mortality experience.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Pre-tax income	$6	$7	$16	$16
Pre-tax adjusted operating income	6	7	16	16
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Quarterly Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$429	$427	$867	$878
Pre-tax income	4	4	31	38
Pre-tax adjusted operating income	4	4	31	38

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $6 million for the quarter.

Quarterly Results
•Results reflected moderately unfavorable mortality experience in the U.K.
•Foreign currency exchange rates had a favorable effect of $1 million on pre-tax income and pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Pre-tax income	$52	$25	$111	$92
Pre-tax adjusted operating income	66	58	135	119

Quarterly Results
•Results reflected favorable longevity experience.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$677	$640	$1,339	$1,290
Pre-tax income	89	59	168	167
Pre-tax adjusted operating income	89	59	168	167

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Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $21 million for the quarter.

Quarterly Results
•Results reflected favorable claims experience.
•Foreign currency exchange rates had an adverse effect of $2 million on pre-tax income and $3 million on pre-tax adjusted operating income.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Net premiums	$44	$60	$108	$103
Pre-tax income (loss)	20	(54)	7	(110)
Pre-tax adjusted operating income	62	40	102	61

Quarterly Results
•Results reflected favorable investment spreads and claims experience.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and an adverse effect of $2 million on pre-tax adjusted operating income.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2023	2022	2023	2022
Pre-tax income (loss)	$(71)	$(54)	$(146)	$(81)
Pre-tax adjusted operating income (loss)	(55)	3	(80)	(15)

Quarterly Results
•Pre-tax adjusted operating loss was unfavorable compared to the quarterly average run rate, primarily due to higher financing costs and the timing of some general expenses; year-to-date results are in line with the expected run rate.

Dividend Declaration

Effective August 1, 2023, the board of directors declared a regular quarterly dividend of $0.85, payable August 29, 2023, to shareholders of record as of August 15, 2023.

Earnings Conference Call

A conference call to discuss second quarter results will begin at 10 a.m. Eastern Time on Friday, August 4, 2023. Interested parties may access the call by dialing 1-844-481-2753 (412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.
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The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding substantially all of the effect of net investment related gains and losses, changes in the fair value of certain embedded derivatives, and changes in the fair value of contracts that provide market risk benefits, which items can be volatile and may not reflect the underlying performance of the Company’s businesses. Additionally, adjusted operating income excludes, to the extent applicable, any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, the impact of certain tax-related items, and any other items that the Company believes are not indicative of the Company’s ongoing operations. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.
2.Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items. Notable items are items the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented may include the financial impact of the Company’s assumption reviews on business subject to the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments, reflected in future policy benefits remeasurement gains or losses.
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3.Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.
4.Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses a non-GAAP financial measure called shareholders’ average equity position excluding AOCI and notable items.
5.Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses a non-GAAP financial measure called adjusted operating return on equity excluding notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA celebrates its 50th anniversary in 2023. Over the past five decades, RGA has become one of the world’s largest and most respected reinsurers and is listed among Fortune’s World’s Most Admired Companies. The global organization is guided by a fundamental purpose: to make financial protection accessible to all. RGA is widely recognized for superior risk management and underwriting expertise, innovative product design, and dedicated client focus. RGA serves clients and partners in key markets around the world and has approximately $3.5 trillion of life reinsurance in force and assets of $89.0 billion as of June 30, 2023. To learn more about RGA and its businesses, visit www.rgare.com. Follow RGA on LinkedIn and Facebook.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee
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of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality (whether related to COVID-19 or otherwise), morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration or regulatory investigations or actions, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under
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applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended June 30,
	2023		2022
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$205	$3.05	$105	$1.55
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	88	1.30	154	2.29
Market risk benefits remeasurement (gains) losses	(24)	(0.36)	32	0.47
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	2	0.03	8	0.12
Embedded derivatives:
Included in investment related gains/losses, net	16	0.24	44	0.65
Included in interest credited	3	0.04	(22)	(0.33)
Investment (income) loss on unit-linked variable annuities	2	0.03	6	0.09
Interest credited on unit-linked variable annuities	(2)	(0.03)	(6)	(0.09)
Interest expense on uncertain tax positions	—	—	—	—
Other	—	—	(9)	(0.13)
Uncertain tax positions and other tax related items	5	0.07	3	0.04
Net income attributable to noncontrolling interest	2	0.03	1	0.01
Adjusted operating income	297	4.40	316	4.67
Notable items	—	—	(17)	(0.26)
Adjusted operating income excluding notable items	$297	$4.40	$299	$4.41

(Unaudited)	Six Months Ended June 30,
	2023		2022
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$457	$6.77	$302	$4.46
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	190	2.79	246	3.65
Market risk benefits remeasurement (gains) losses	(13)	(0.19)	5	0.07
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	2	0.03	14	0.21
Embedded derivatives:
Included in investment related gains/losses, net	(13)	(0.19)	70	1.04
Included in interest credited	(3)	(0.04)	(35)	(0.52)
Investment (income) loss on unit-linked variable annuities	2	0.03	13	0.19
Interest credited on unit-linked variable annuities	(2)	(0.03)	(13)	(0.19)
Interest expense on uncertain tax positions	—	—	—	—
Other	6	0.09	(8)	(0.12)
Uncertain tax positions and other tax related items	17	0.25	4	0.06
Net income attributable to noncontrolling interest	3	0.04	1	0.01
Adjusted operating income	646	9.55	599	8.86
Notable items	—	—	(17)	(0.26)
Adjusted operating income excluding notable items	$646	$9.55	$582	$8.60

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$265	$58	21.7%	$616	$156	25.2%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	117	29		244	54
Market risk benefits remeasurement (gains) losses	(31)	(7)		(17)	(4)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	2	—		2	—
Embedded derivatives:
Included in investment related gains/losses, net	20	4		(17)	(4)
Included in interest credited	3	—		(4)	(1)
Investment (income) loss on unit-linked variable annuities	—	—		2	—
Interest credited on unit-linked variable annuities	2	—		(2)	—
Interest expense on uncertain tax positions	(2)	—		—	—
Other	—	—		8	2
Uncertain tax positions and other tax related items	—	(5)		—	(17)
Adjusted operating income	376	79	20.9%	832	186	22.4%
Notable items	—	—		—	—
Adjusted operating income excluding notable items	$376	$79		$832	$186
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,
	2023	2022
Income before income taxes	$265	$147
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	117	201
Market risk benefits remeasurement (gains) losses	(31)	40
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	2	10
Embedded derivatives:
Included in investment related gains/losses, net	20	56
Included in interest credited	3	(27)
Investment (income) loss on unit-linked variable annuities	—	8
Interest credited on unit-linked variable annuities	2	(8)
Interest expense on uncertain tax positions	(2)	—
Other	—	(11)
Pre-tax adjusted operating income	376	416
Notable items	—	(23)
Pre-tax adjusted operating income excluding notable items	$376	$393

(Unaudited)	Six Months Ended June 30,
	2023	2022
Income before income taxes	$616	$414
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	244	319
Market risk benefits remeasurement (gains) losses	(17)	6
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	2	18
Embedded derivatives:
Included in investment related gains/losses, net	(17)	89
Included in interest credited	(4)	(44)
Investment (income) loss on unit-linked variable annuities	2	17
Interest credited on unit-linked variable annuities	(2)	(17)
Interest expense on uncertain tax positions	—	—
Other	8	(10)
Pre-tax adjusted operating income	832	792
Notable items	—	(23)
Pre-tax adjusted operating income excluding notable items	$832	$769

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$62	$—	$1	$63
Financial Solutions:
Asset-Intensive	47	19	22	88
Capital Solutions	21	—	—	21
Total U.S. and Latin America	130	19	23	172
Canada Traditional	35	(3)	—	32
Canada Financial Solutions	6	—	—	6
Total Canada	41	(3)	—	38
EMEA Traditional	4	—	—	4
EMEA Financial Solutions	52	14	—	66
Total EMEA	56	14	—	70
APAC Traditional	89	—	—	89
APAC Financial Solutions	20	42	—	62
Total Asia Pacific	109	42	—	151
Corporate and Other	(71)	16	—	(55)
Consolidated	$265	$88	$23	$376

(Unaudited)	Three Months Ended June 30, 2022
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$90	$—	$(19)	$71	$—	$71
Financial Solutions:
Asset-Intensive	(29)	49	48	68	—	68
Capital Solutions	72	—	—	72	—	72
Total U.S. and Latin America	133	49	29	211	—	211
Canada Traditional	27	7	—	34	—	34
Canada Financial Solutions	7	—	—	7	—	7
Total Canada	34	7	—	41	—	41
EMEA Traditional	4	—	—	4	—	4
EMEA Financial Solutions	25	33	—	58	—	58
Total EMEA	29	33	—	62	—	62
APAC Traditional	59	—	—	59	(23)	36
APAC Financial Solutions	(54)	94	—	40	—	40
Total Asia Pacific	5	94	—	99	(23)	76
Corporate and Other	(54)	57	—	3	—	3
Consolidated	$147	$240	$29	$416	$(23)	$393

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Six Months Ended June 30, 2023
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$183	$—	$2	$185
Financial Solutions:
Asset-Intensive	140	55	(23)	172
Capital Solutions	42	—	—	42
Total U.S. and Latin America	365	55	(21)	399
Canada Traditional	64	(3)	—	61
Canada Financial Solutions	16	—	—	16
Total Canada	80	(3)	—	77
EMEA Traditional	31	—	—	31
EMEA Financial Solutions	111	24	—	135
Total EMEA	142	24	—	166
APAC Traditional	168	—	—	168
APAC Financial Solutions	7	95	—	102
Total Asia Pacific	175	95	—	270
Corporate and Other	(146)	66	—	(80)
Consolidated	$616	$237	$(21)	$832

(Unaudited)	Six Months Ended June 30, 2022
	Pre-tax income (loss)	Realized (gains) losses, derivatives and other, net	Change in value of embedded derivatives, net	Pre-tax adjusted operating income (loss)	Notable Items	Pre-tax adjusted operating income (loss) ex. notable items
U.S. and Latin America:
Traditional	$150	$—	$(34)	$116	$—	$116
Financial Solutions:
Asset-Intensive	3	62	79	144	—	144
Capital Solutions	97	—	—	97	—	97
Total U.S. and Latin America	250	62	45	357	—	357
Canada Traditional	42	7	—	49	—	49
Canada Financial Solutions	16	—	—	16	—	16
Total Canada	58	7	—	65	—	65
EMEA Traditional	38	—	—	38	—	38
EMEA Financial Solutions	92	27	—	119	—	119
Total EMEA	130	27	—	157	—	157
APAC Traditional	167	—	—	167	(23)	144
APAC Financial Solutions	(110)	171	—	61	—	61
Total Asia Pacific	57	171	—	228	(23)	205
Corporate and Other	(81)	66	—	(15)	—	(15)
Consolidated	$414	$333	$45	$792	$(23)	$769

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Add Fourteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Earnings per share from net income (loss):
Basic earnings per share	$3.09	$1.57	$6.86	$4.50
Diluted earnings per share	$3.05	$1.55	$6.77	$4.46

Diluted earnings per share from adjusted operating income	$4.40	$4.67	$9.55	$8.86
Weighted average number of common and common equivalent shares outstanding	67,420	67,620	67,563	67,614

(Unaudited)	At June 30,
	2023	2022
Treasury shares	19,099	18,304
Common shares outstanding	66,212	67,007
Book value per share outstanding	$117.87	$110.27
Book value per share outstanding, before impact of AOCI	$138.99	$132.42

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At June 30,
	2023	2022
Book value per share outstanding	$117.87	$110.27
Less effect of AOCI:
Accumulated currency translation adjustment	0.38	0.04
Unrealized (depreciation) appreciation of securities	(73.69)	(52.96)
Effect of updating discount rates on future policy benefits	52.26	31.66
Change in instrument-specific credit risk for market risk benefits	0.20	(0.14)
Pension and postretirement benefits	(0.27)	(0.75)
Book value per share outstanding, before impact of AOCI	$138.99	$132.42

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Add Fifteen

Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended June 30, 2023:	Average Equity
Shareholders' average equity	$7,331
Less effect of AOCI:
Accumulated currency translation adjustment	(66)
Unrealized (depreciation) appreciation of securities	(4,821)
Effect of updating discount rates on future policy benefits	3,272
Change in instrument-specific credit risk for market risk benefits	10
Pension and postretirement benefits	(34)
Shareholders' average equity, excluding AOCI	8,970
Year-to-date notable items, net of tax	79
Shareholders' average equity, excluding AOCI and notable items	$9,049

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended June 30, 2023:	Income
Net income available to RGA shareholders	$672	9.2%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	244
Change in fair value of embedded derivatives	44
Tax expense on uncertain tax positions and other tax related items	8
Net income attributable to noncontrolling interest	6
Adjusted operating income	974	10.9%
Notable items after tax	201
Adjusted operating income excluding notable items	$1,175	13.0%

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Add Sixteen

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Net premiums	$3,337	$3,230	$6,722	$6,385
Investment income, net of related expenses	857	754	1,713	1,564
Investment related gains (losses), net	(123)	(240)	(200)	(379)
Other revenue	85	159	172	250
Total revenues	4,156	3,903	8,407	7,820
Benefits and expenses:
Claims and other policy benefits	3,013	2,938	6,076	5,809
Future policy benefits remeasurement (gains) losses	13	18	(13)	76
Market risk benefits remeasurement (gains) losses	(31)	40	(17)	6
Interest credited	209	138	424	279
Policy acquisition costs and other insurance expenses	349	336	680	680
Other operating expenses	275	242	525	469
Interest expense	63	44	116	87
Total benefits and expenses	3,891	3,756	7,791	7,406
Income before income taxes	265	147	616	414
Provision for income taxes	58	41	156	111
Net income	207	106	460	303
Net income attributable to noncontrolling interest	2	1	3	1
Net income available to RGA shareholders	$205	$105	$457	$302
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